                                                                    EXHIBIT 10.2

     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                            E-MAIL SERVICES AGREEMENT


This E-MAIL SERVICES AGREEMENT ("Agreement") is made and entered into effective as of October 25, 1999 ("Effective Date") by and between Media Synergy Inc., an Ontario corporation with an office at 260 King Street East, Building C Toronto, Ontario CANADA M5A lK3 ("MSI"), and Impower Inc., with an office at One Phoenix Mill Lane, Peterborough, NH 03458 (Impower).

STATEMENT OF PURPOSE

The purpose of this Agreement is to define the terms and conditions under which MSI will support barnesandnoble.com's interactive marketing efforts on behalf of Impower. These efforts shall be limited solely to sending email messages to third parties designated by Impower.

In consideration of the mutual promises, covenants and agreements hereinafter set forth, and other good and valuable consideration, MSI and Impower hereby agree as follows:

1.       DEFINITIONS.  As used in this Agreement:

         1.1 "CONFIDENTIAL INFORMATION" means any confidential or proprietary information, source code, software tools, designs, schematics, plans or any other information relating to any research project, work in process, future development, scientific, engineering, manufacturing, marketing or business plan or financial or personnel matter relating to any party, its present or future products, sales, suppliers, customers, employees, investors or business, disclosed by one party to the other parties, whether in oral, written, graphic or electronic form, and whose confidential or proprietary nature is identified at the time of such disclosure.

         1.2 "CONTENT" means any information or content contained in any database, electronic newsletter, template, message, or other similar document provided Impower to MSI.

         1.3 "INTELLECTUAL PROPERTY RIGHTS" means all current and future worldwide patents and other patent rights, utility models, copyrights, mask work rights, moral rights, trade secrets, trademarks, trade names, service marks, and all other intellectual property rights, including all applications and registrations with respect thereto.

         1.4 "MESSAGE" means an electronic mail message containing the Content that is sent by MSI on behalf of Impower during the term of this Agreement.

         1.5 "SERVICES" means the MSI services as set forth in EXHIBIT A attached hereto.

2.       SERVICES.

         2.1 MSI OBLIGATIONS.

     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


         2.1.1 MSI will provide all email sending and support Services related to Impower Messages described on Exhibit A.

         2.1.2 MSI will take all reasonable steps to ensure that URL links contained within a Message delivered by MSI appear to originate from the relevant domains. Impower will provide MSI with access to all appropriate sub-domains for the sole purpose of assisting MSI with the foregoing;

         IMPOWER OBLIGATIONS

         2.1.3 Impower is responsible for obtaining content from B&N.com at least [**] hours prior to a scheduled push in one or more electronic or other formats reasonably acceptable to MSI.

         2.1.4 IMPOWER shall provide electronic lists of Message recipients at least [**] hours prior to a scheduled push in one or more electronic formats reasonably acceptable to MSI. MSI shall reserve the right to exclude Content as required by law or best business practices in effect at that time.

         2.1.5 Impower acknowledges that MSI sends only permission-based email marketing messages. Impower will include "unsubscribe" information and instructions in each Message. MSI reserves the right, at its sole discretion, to refuse to send any Message if MSI reasonably determines that the email database is not an "opt-in" database. If MSI, Impower or their respective Internet access providers receive hostile email "flames" from recipients of Impower Message, upon notification, Impower will contact such recipients and inform them why their email addresses were included in the database as follows:

           (i) Any spam complaints or inquiries from recipients about the origin of the mailing list received by MSI will be forwarded to Impower who must in turn respond to the complaint within 2 business days, or

           (ii) If a spam complaint is also forwarded to MSI's Internet access provider or to any blackhole list, Impower must respond to such spam complaint within 4 hours of receipt of such complaint.

         EXCEPTIONS

         2.1.6 MSI reserves the right to control all facets of B&N email dispatches during an MSI defined transition period. MSI will provide Impower with 14 days notice prior to transferring B&N dispatch obligations.

3.       PAYMENTS.

         3.1 GENERAL. IMPOWERi shall pay MSI for the Services in accordance with the pricing and any limitations set forth in EXHIBITS B.

         3.2 INVOICING AND PAYMENT. MSI will invoice Impower for amounts due in connection with the Services on a monthly basis for barnesandnoble.com and Barnes and Noble Inc. Each invoice shall set forth the number of Messages sent for each campaign, a list of other services provided, and a calculation of the total amount due. All invoices shall be deemed MSI Confidential Information. Impower shall pay all invoices within thirty (30) days of receipt. All overdue amounts under this Agreement shall bear interest at the rate of 1.5% per month or the maximum rate allowed by law, which ever is less.

         3.3 TAXES. Impower agrees to pay, and to indemnify and hold MSI and its service bureau partners harmless from, any sales, use, excise, import or export, stamp, value added or similar tax or duty not based on MSI's net income, property values, and business license taxes, as well as the collection or withholding thereof, including penalties and interest, and all government permit or license fees and all customs or similar fees, levied upon the performance of the Services by MSI. The parties shall, at their own option and expense, have the right to seek administrative relief, a ruling, judicial review or other appropriate review (in a manner deemed appropriate by the party seeking such determination), as to the applicability of any tax, penalty or interest, or to protest any assessment and control any legal challenge to such assessment, but shall be liable hereunder for any such amount ultimately determined to be due. The parties agree to cooperate and provide reasonable documentation toward the resolution of tax audits conducted by government taxing authorities relating to purchases under this Agreement.

4.       TRADEMARK LICENSE; OWNERSHIP OF TECHNOLOGY.

         4.1 TRADEMARK LICENSE. Each party (the "Granting Party" and barnesandnoble.com) hereby grants the other parties (the "Receiving Parties") a limited license to use the Granting Party's applicable trademarks and service marks in connection with the provision and support of the Services. The Receiving Parties agree that such marks are the exclusive property of the Granting Party and that all usage of such marks and any goodwill established by the use of such marks shall inure to the benefit of the Granting Party and that this Agreement does not confer any goodwill or other interests in such marks on the Receiving Parties. The Receiving Parties will comply with the Granting Party's standard trademark and service mark usage guidelines. Upon request by the Granting Party, the Receiving Parties shall provide to the Granting Party, at no cost to the Granting Party and prior to any use, examples of the Receiving Parties' use of any of the Granting Party's marks. The Receiving Parties shall modify or discontinue such use if requested by the Granting Party, except that during the term of this Agreement, the Receiving Parties may re-use previously approved uses without further approval. No party shall adopt or attempt to register any trademark, trade name, or service mark that is confusingly similar to any other party's marks.

         4.2 MSI TECHNOLOGY. Impower acknowledges that the all technology used to provide the Services and all Intellectual Property Rights thereto (the "MSI Technology") is the sole and exclusive property of MSI or its licensers and that MSI owns all proprietary rights, including patent, copyright, trade secret and trademark rights in and to the MSI Technology. Impower has no rights in the foregoing, and this Agreement does not transfer ownership of any of these rights. Impower acknowledges and agrees that all enhancements and modifications made to the MSI Technology as a result of the Services provided hereunder shall belong exclusively to MSI.

5.       REPRESENTATIONS AND WARRANTIES.

         5.1 POWER AND AUTHORITY; DUE ORGANIZATION. All parties represent and warrant that they are duly organized, validly existing and in good standing in its state of incorporation, and have full power and authority to enter into this Agreement and to contract for the Services in accordance with the terms of this Agreement.

         5.2 IMPOWER CONTENT WARRANTY. Impower acknowledges that MSI is acting as a passive conduit for the distribution of the Content and that MSI has no obligation to review the Content to determine whether it may incur liability to third parties. Impower acknowledges its sole responsibility for all Content and Messages provided to MSI hereunder. Without limiting the foregoing, Impower represents and warrants that all Content and Messages (a) shall not infringe any third party's copyright, patent, trademark, trade secret or other proprietary rights or rights of publicity or privacy; (b) shall not violate any law, statute, ordinance or regulation (including without limitation the laws and regulations governing export control, unfair competition, antidiscrimination or false advertising); (c) shall not be defamatory, trade libelous, unlawfully threatening or unlawfully harassing; (d) shall not be obscene or contain child pornography or, if otherwise pornographic or indecent, shall be distributed only to people legally permitted to receive such content; (e) shall not contain any viruses, trojan horses, worms, time bombs, cancelbots or other computer programming routines that are intended to damage, detrimentally interfere with, surreptitiously intercept or expropriate any system, data or personal information, (f) shall not contain any deceptive information which would imply affiliation or sponsorship of any entity or person other than barnesandnoble.com or its advertisers without the written consent of such entity or person, or (f) shall not be delivered to anyone who has not given Impower or barnesandnoble.com permission to send email communications to them.

         5.3 YEAR 2000. MSI warrants that the Services include or shall include by the time the Services are rendered, design and performance capabilities so that prior to, during, and after the calendar year 2000, the Services will not malfunction, produce invalid or incorrect results or abnormally cease to function because of the year 2000 date change. Such design and performance capabilities shall include without limitation the ability to recognize the century and to manage and manipulate data involving dates, including single century and multi-century formulas and date values, without resulting in the generation of incorrect values involving such dates or causing an abnormal ending; date data interfaces with functionalities and data fields that indicate the century; and data-related functions that indicate the century. In the event of any breach by MSI of the foregoing warranty, Impower's sole and exclusive remedy shall be to have MSI use its commercially reasonable efforts to correct such systems and/or re-perform any affected Services at no additional charge.

         5.4 NETWORK LIMITATIONS. MSI and its partners shall use their commercially reasonable efforts to ensure that all Messages are sent on a timely basis. Impower acknowledges that computer networks, including the public Internet, are inherently unpredictable. Notwithstanding any other provision of this Agreement, MSI will not be in breach of their obligations to provide the Services hereunder if their commercially reasonable efforts are not sufficient to successfully transmit one or more Messages hereunder.

6.       INDEMNITY.

         6.1  MSI INDEMNIFICATION.

              6.1.1 GENERAL. MSI will indemnify Impower and its officers, directors and employees for, and defend and hold them harmless against, any loss, expense, damages or liability, including, without limitation, any reasonable attorneys' and expert witness fees, arising from any claim, suit, action or proceeding, ("Claims") that the Service infringes or misappropriates any third party's United States copyrights or trade secrets recognized as such under the Uniform Trade Secrets Act, provided that MSI is given prompt written notice of the existence of each such Claim and are given the right to control the investigation, preparation, defense and settlement of such Claim.

              6.1.2 IMPOWER REMEDIES. Following notice of an infringement Claim, MSI may, at its option and expense and in addition to any indemnity provided under Section 6.1.1, either procure the right to continue to offer the Services, or to replace or modify the Services, as applicable, to make them non-infringing. If MSI determines that neither of the foregoing alternatives is feasible, MSI may terminate this Agreement and the availability of the Services and neither party shall have any further obligation or liability to the other party in connection with this Agreement.

              6.1.3 EXCEPTIONS. MSI shall have no liability to Impower or any other third party for Claims (a) based on any Content or Message; or (b) to the extent based on Impower's use of the Service following its receipt of written notice of the existence of a Claim and MSI's election to terminate the Agreement under Section 6.1.2.

              6.1.4 DISCLAIMER. THE FOREGOING SHALL BE IMPOWER'S SOLE AND EXCLUSIVE REMEDIES AGAINST MSI FOR ANY CLAIM OF INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS.

         6.2  IMPOWER INDEMNIFICATION.

              6.2.1 GENERAL. Impower agrees to defend, indemnify and hold harmless MSI and its directors, officers, agents, and employees from any and all losses, costs, liabilities or expenses (including without limitation reasonable attorney's fees) incurred or arising from any claim by a third party arising out of a breach of the representations contained in Section 5.2 hereof or otherwise relating to MSI's distribution of Messages and/or Content.

              6.3 MUTUAL INDEMNIFICATION. Impower, on the one hand, and MSI, on the other, agree to defend, indemnify and hold one another and each subscriber harmless from and against any damages, liabilities, claims, costs and expenses (including reasonable attorneys' fees) to the extent arising out of or resulting from the gross negligence or willful misconduct of the indemnifying party. If the indemnifying party shall, within 30 days after notice, fail to accept defense, the party seeking indemnification shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle any claims on behalf of, for the account of, and at the risk of the indemnifying party. If the claims cannot by their nature be defended solely by one party, the other party shall make available all information and assistance that may reasonably be requested, regardless of any obligation to indemnify hereunder.

7.       LIMITATION OF LIABILITY.

         7.1 DISCLAIMER. EXCEPT FOR CLAIMS ARISING UNDER SECTION 8 HEREOF, NO PARTY WILL BE LIABLE TO ANY OTHER PARTY FOR ANY INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING LOST PROFITS, LOSS OF DATA, LOSS OF USE AND THE LIKE, ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE.

         7.2 LIABILITY LIMIT. IN NO EVENT WILL MSI LIABILITY TO IMPOWER IN CONNECTION WITH OR UNDER THIS AGREEMENT EXCEED AN AMOUNT EQUAL TO THE AMOUNTS RECEIVED BY MSI FROM IMPOWER HEREUNDER. THIS LIMITATION IS CUMULATIVE, WITH ALL PAYMENTS FOR ALL LIABILITIES UNDER OR IN CONNECTION WITH THE AGREEMENT BEING AGGREGATED TO DETERMINE SATISFACTION OF THE LIMIT. THE EXISTENCE OF ONE OR MORE CLAIMS WILL NOT ENLARGE THE LIMIT.

8.       CONFIDENTIALITY.

         8.1 NON-DISCLOSURE. All parties agree that they will not make use of, disseminate, or in any way disclose any other party's Confidential Information to any person, firm or business, except as authorized by this Agreement and to the extent necessary for performance of this Agreement. All parties agree that they will disclose Confidential Information only to those of their employees and contractors who need to know such information and who have previously agreed to be bound by the terms and conditions of this Agreement. All parties agree that they will treat all Confidential Information of the other parties with the same degree of care as they accord their own confidential information; all parties represent that they exercise reasonable care to protect their own confidential information.

         8.2 EXCEPTIONS. A receiving party's obligations with respect to any portion of Confidential Information will terminate when the receiving party can demonstrate that (a) the Confidential Information was in the public domain at the time it was communicated to the receiving party by the disclosing party; (b) it entered the public domain subsequent to the time it was communicated to the receiving party by the disclosing party through no fault of the receiving party;
(c) it was in the receiving party's possession free of any obligation of confidence at the time it was communicated to the receiving party by the disclosing party; (d) it was rightfully in the receiving party's possession free of any obligation of confidence at or subsequent to the time it was communicated to the receiving party by the disclosing party; (e) it was developed by employees or agents of the receiving party independently of and without reference to any information communicated to the receiving party by the disclosing party; or (f) the disclosure was in response to a valid order by a court or other governmental body, was otherwise required by law, or was necessary to establish the rights of either party under this Agreement. Impower agrees that MSI may disclose the existence and terms of the Agreement to actual and prospective investors and their counsel and advisors in connection with any private placement of MSI securities, in connection with a merger, acquisition or sale of all or substantially all of MSI's assets, or in connection with MSI's initial public offering.

9.       TERM AND TERMINATION.

         9.1 TERM. The term of this Agreement will commence on the Effective Date and will continue for a period of two (2) years, unless terminated in accordance with the provisions hereof Either party may terminate this agreement without cause as long as written notification has been provided 90 days in advance.

         9.2 TERMINATION FOR CAUSE. Any party may terminate this Agreement immediately upon written notice:

              9.2.1 If another party breaches a material term or condition of the Agreement and does not cure such breach (or commence a cure in a manner satisfactory to the non-breaching party) within thirty (30) days after written notice of such breach.

              9.2.2 If any party ceases to do business, or otherwise terminates its business operations, except as a result of an assignment permitted under
Section 10.8 below; or

              9.2.3 If any party fails to promptly secure or renew any license, registration, permit, authorization or approval for the conduct of its business in the manner contemplated by this Agreement or if any such license, registration, permit, authorization or approval is revoked or suspended and not reinstated within sixty (60) days; or

              9.2.4 Effective immediately and without notice if any party becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against any other party (and not dismissed within ninety (90) days).

         9.3 RIGHTS UPON EXPIRATION OR TERMINATION. Upon termination of this Agreement, each party will deliver to all other parties Confidential Information of the other parties, and an authorized officer of each party will certify in writing that it has done so. The parties will cooperate to migrate subscribers to an alternative service if Impower so chooses; provided, however, that MSI has received all amounts due hereunder.

         9.4 SURVIVAL. In the event of the termination or expiration of this Agreement, (a) any accrued payment obligations, (b) any right of action for breach of this Agreement prior to termination and (c) all the rights and obligations pursuant to Section 1 (Definitions), 3 (Invoicing and Payment), 4.1 (Ownership), 5 (Representations and Warranties), 6 (Indemnification), 7 (Limitation of Liability), 8 (Confidentiality), 9 (Term and Termination) and 10 (General) will remain in effect.

10.      GENERAL.

         10.1 NO AGENCY. Each party will in all matters relating to this Agreement act as an independent contractor. No party will have authority and will not represent that it has any authority to assume or create any obligation, express or implied, on behalf of any other, or to represent any other party as an agent, employee or in any other capacity. Neither execution nor performance of this Agreement will be construed to have established any agency, joint venture or partnership.

         10.2 FORCE MAJEURE. Any delay in or failure by MSI or Impower in performance of this Agreement shall be excused if and to the extent that such delay or failure is caused by occurrences beyond the reasonable control of the affected party, including, but not limited to, decrees or restraints of governments, acts of God, strikes or other labor disturbances, war or sabotage, provided that, if a Force Majeure Event occurs for more than twenty-four (24) hours, the affected party shall promptly provide written or faxed notice thereof to the other parties, which notice shall include a description of the Force Majeure Event and the affected party's best estimate of the length of time such Force Majeure Event will delay or prevent performance of the Agreement.

         10.3 NOTICES. All notices, demands, consents, approvals or other communications permitted or required hereunder shall not be effective unless the same shall be in writing and delivered, or sent postage prepaid, by first class mail, with or without return receipt requested, or sent by an local or overnight courier service with tracking capabilities or faxed to the parties at their addresses shown below, and shall be deemed served when so delivered or deposited in the United States Postal Service, courier service and/or upon receipt of the fax. Any party may designate by notice a new or different address, from time to time in accordance herewith.

         10.4 NO SOLICITATION. MSI agrees that it will not solicit or attempt to hire any employee from Impower, while that employee is on the payroll of Impower. If an employee leaves Impower, MSI may not solicit that employee for hire for a period of twelve months after an employee's resignation date. Impower agrees that it will not solicit or attempt to hire any employee from MSI, while that employee is on the payroll of MSI. If an employee leaves MSI, Impower may not solicit that employee for hire for a period of twelve months after an employee's resignation date. Further, MSI agrees it will not solicit or approach any client brought into contact with MSI through the efforts of Impower without the express written consent of Impower. In turn, Impower agrees it will not solicit or approach any client brought into contact with Impower through the efforts of MSI without the express written consent of Impower.

         Media Synergy
         King Street East, Building C
         Toronto, Ontario CANADA M5A IK3
         Attn: Craig Rennick
         Fax: (416) 369-9037

         Impower Inc.
         One Phoenix Mill Lane
         Peterborough, NH 03458
         Attn: Eric Zilling
         Fax: (603) 924-0088

         10.4 ARBITRATION. Any dispute, claim or controversy arising out of, connected with or relating to this Agreement shall be resolved by binding arbitration administered and conducted under the Commercial Arbitration Rules of the American Arbitration Association and Title 9 of the United States Code. The prevailing party in any judicial action or arbitration shall be entitled to reimbursement from the other parties for costs; filing, fees; arbitration filing fees; reasonable pretrial, trial and appellate attorneys' fees; witness fees; expert fees; arbitration panel fees and travel fees. A judgment upon the arbitration award may be entered in any court having jurisdiction. Any arbitration "hearing shall take place in New York, New York. Nothing in this Section, however, shall prevent any other party from seeking equitable relief from a court of competent jurisdiction for ant other party's breach of its confidentiality obligations or infringement of the aggrieved party's intellectual property rights.

         10.5 GOVERNING LAW. This Agreement will be governed in all respects by the laws of the State of New York excluding the application of its conflict of laws rules.

         10.6 WAIVER. The failure of any party to require performance by any other party of any provision hereof will not affect the full right to require such performance at any time thereafter; nor will the waiver by any party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

         10.7 SEVERABILITY. In the event that any provision of this Agreement is found by a court or other body of competent jurisdiction to be unenforceable or invalid under any applicable law such unenforceability or invalidity will not render this Agreement unenforceable or invalid as a whole, and, in such event, such provision will be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

         10.8 ASSIGNMENT. No party will assign any rights or obligations arising under this Agreement without the prior written consent of the others, provided that either party may assign this Agreement without consent in the context of a merger, acquisition or sale of all or substantially all of its assets. Subject to the above restriction on assignment, this Agreement will inure to the benefit of and bind the successors and assigns of the parties.

         10.9 ENTIRE AGREEMENT. This Agreement and the Exhibits hereto constitute the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes, and the terms of this Agreement govern, any prior or collateral agreements with respect to the subject matter hereof with the exception of any prior confidentiality agreements between the parties. This Agreement may only be changed by mutual, written agreement of authorized representatives of the parties.

         IN WITNESS WHEREOF, the undersigned have caused this E-Mail Services Agreement to be executed by their respective authorized representatives. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same original.


Media Synergy                             Impower Inc. Media


/s/ John Wright                           /s/ Eric Zilling
-------------------------------           --------------------------------------
Authorized Signature                      Authorized Signature


John Wright                               Eric Zilling
-------------------------------           --------------------------------------
Printed Name                              Printed Name


Director                                  President
--------------------------------          --------------------------------------
Title                                     Title


EXHIBITS:

Exhibit A:                 Description of Services Provided
Exhibit B:                 Services and Deployment Fees

     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

EXHIBIT A
DESCRIPTION OF SERVICES PROVIDED


DATA MERGING
MSI will merge barnesandnoble.com's [**] database with [**] database and create a consolidated database. The consolidated database will contain all unique data from the [**] database and the [**] database.

DATA MAINTENANCE
MSIi will maintain all customer [**] email preference and summarized online transactional history provided by barnesandnoble.com. A [**] data transfer system between barnesandnoble.com and Impower or its partners will be initiated to update the barnesandnoble.com database with current customer data.

CUSTOMER UNSUBSCRIBE/[**] CENTER
MSI will assume the maintenance of Barnes and Noble Inc. customer unsubscribes and change of preferences through the [**] to be [**]. This center will enable barnesandnoble.com's website visitors to unsubscribe from barnesandnoble.com communications. This center will automatically send updates to the barnesandnoble.com database [**].

CUSTOMER CHANGE OF ADDRESS CENTER
MSI will assume the maintenance of a barnesandnoble.com customer change of address center to be [**]. This center will enable barnesandnoble.com's website visitors to change their preferred email address for the receipt of email communications from barnesandnoble.com.

UNSUBSCRIBE/UNDELIVERABLE HANDLING
MSI and its partners will assume the handling of all barnesandnoble.com customer unsubscribe requests and undeliverable email resulting from email campaigns executed by Impower on behalf of barnesandnoble.com.

REPORTING
MSI will report email campaign statistics as they currently reside in the Flo Network to barnesandnoble.com on a real time basis.

E-MAIL DISPATCH
MSI will provide the software and network facilities to Impower for barnesandnoble.com email deployment. After a MSI defined transition period Impower will be responsible for campaign setup, campaign deployment, and campaign tracking and reporting for barnesandnoble.com.

     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

EXHIBIT B
SERVICES AND DEPLOYMENT FEES


INTERACTIVE MESSAGING PROCESSING SERVICES
         Basic Fee Per Outbound Email Messages Sent:            [**]

RUSH FEES
         Charge:                                      [**] surcharge*

* standard e-mail message delivery schedules for barnesandnoble.com are:
         - data submitted at least [**] business [**] prior to e-mail campaign execution
         - content submitted at least [**] business [**] prior to e-mail campaign execution

If barnesandnoble.com does not submit data and content within the above agreed deadlines, then MSI will impose a [**] surcharge for the execution of campaigns outside of the standard pricing. The fee will only apply if Impower and MSI are able to meet barnesandnoble.com's delivery goals. The ability to meet barnesandnoble.com's delivery goals is at the discretion of both MSI and Impower when data and content is not received within the above-agreed deadlines.

OTHER SERVICES
         HTML Development                                      [**]
    Database Development                                       [**]
    C++/Java Software Development                              [**]
    Other Services                                      Quoted Upon Request

     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

DEFINITIONS OF SERVICES AND TERMS


1. BROADCAST MESSAGE: Text only and contains no instructions for personalization, placement of text or graphics.

2. PERSONALIZED MESSAGE: Personalized header, URLs, and anything in the body of the Message ([**]) personalized to the recipient.

3.       ADVANCED RESPONSE HANDLING:

         Un-subscribe - Upon receipt of an email requesting to un-subscribe, [**] code the customer record within the barnesandnoble.com database.

         Bounce or Undeliverable - Upon receipt of an undeliverable email message, [**] code the customer record within the barnesandnoble.com database.

     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

 .
         DISCOUNT SCHEDULE OF
INTERACTIVE MESSAGING PROCESSING SERVICES*


MSI and Impower agree to a per thousand e-mail messaging cost of [**] for barnesandnoble.com and Barnes and Noble Inc. It is understood that the [**] fee will be [**]. This pricing is based upon barnesandnoble.com's expected monthly minimum volume of [**] e-mail messages per month and applies to each partner service bureau. By [**], all parties agree to evaluate barnesandnoble.com's on-going volume to determine if barnesandnoble.com's mailing volume meets the expected minimum. If barnesandnoble.com's mailing volume is not within the minimum to qualify for the agreed-to cost per thousand for e-mail delivery, then all parties agree to adjust the per thousand delivery rate to reflect the pricing in the table below.


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Total Monthly Messages Transmitted                 Transmission Rate

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[**]                                               [**]
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[**]                                               [**]
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[**]                                               [**]
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[**]                                               [**]
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[**]                                               [**]
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